Exhibit 1.1

THE COMPANIES ACT, NO. 71 OF 2008

(AS AMENDED)

MEMORANDUM OF INCORPORATION

OF

HARMONY GOLD MINING COMPANY LIMITED

A PUBLIC COMPANY

REGISTRATION NUMBER: 1950/038232/06 REGISTRATION DATE: 25 August 1950

TABLE OF CONTENTS

1	INTERPRETATION	1

2	JURISTIC PERSONALITY	5

3	LIMITATION OF LIABILITY	6

4	POWERS OF THE COMPANY	6

5	RESTRICTIVE CONDITIONS	6

6	ISSUE OF SHARES AND VARIATION OF RIGHTS	7

7	CERTIFICATED AND UNCERTIFICATED SECURITIES	10

8	SECURITIES REGISTER	11

9	TRANSFER OF SECURITIES	13

10	NO LIEN	15

11	TRANSMISSION OF SECURITIES	15

12	RESTRICTIONS ON DEBT INSTRUMENTS	16

13	CAPITALISATION SHARES	16

14	BENEFICIAL INTERESTS IN SECURITIES	17

15	FINANCIAL ASSISTANCE	17

16	ACQUISITION BY THE COMPANY OF ITS OWN SHARES	17

17	RECORD DATE FOR EXERCISE OF SHAREHOLDER RIGHTS	18

18	SHAREHOLDERS’ MEETINGS	18

19	SHAREHOLDERS’ MEETINGS BY ELECTRONIC COMMUNICATION	24

20	VOTES OF SHAREHOLDERS	24

21	PROXIES AND REPRESENTATIVES	27

22	SHAREHOLDERS’ RESOLUTIONS	30

23	SHAREHOLDERS ACTING OTHER THAN AT A MEETING	31

24	COMPOSITION OF THE BOARD OF DIRECTORS	31

25	POWERS OF THE BOARD OF DIRECTORS	34

26	DIRECTORS’ MEETINGS	36

27	DIRECTORS’ COMPENSATION AND FINANCIAL ASSISTANCE	39

28	EXECUTIVE DIRECTORS	40

29	INDEMNIFICATION OF DIRECTORS	41

30	BORROWING POWERS	41

31	COMMITTEES OF THE BOARD	42

32	ANNUAL FINANCIAL STATEMENTS	43

33	COMPANY SECRETARY	44

34	DISTRIBUTIONS	45

35	ACCESS TO COMPANY RECORDS	47

36	PAYMENT OF COMMISSION	48

37	NOTICES	49

38	AMENDMENT OF MEMORANDUM OF INCORPORATION	50

39	COMPANY RULES	51

1	INTERPRETATION

1.1	In this Memorandum of Incorporation, unless the context clearly indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

1.1.1	“Act” means the Companies Act, No. 71 of 2008, as amended, consolidated or re-enacted from time to time, and includes the Regulations and all schedules to such Act;

1.1.2	“Board” means the board of Directors of the Company from time to time;

1.1.3	“Certificated Securities” means Securities issued by the Company that are not Uncertificated Securities;

1.1.4	“Central Securities Depositary” has the meaning set out in section 1 of the Securities Services Act;

1.1.5	“Commission” means the Companies and Intellectual Property Commission established by section 185 of the Act;

1.1.6	“Company” means the company named on the first page of this document, duly incorporated under the registration number endorsed thereon;

1.1.7	“Director” means a member of the Board as contemplated in section 66 of the Act, and includes any person occupying the position of a director, by whatever name designated;

1.1.8	“Electronic Communication” has the meaning set out in section 1 of the Electronic Communications and Transactions Act, No 25 of 2002;

1.1.9	“IFRS” means the International Financial Reporting Standards formulated by the International Accounting Standards Board, or its successor body;

1.1.10	“JSE” means the exchange, licensed under the Security Services Act, operated by JSE Limited (Registration number 2005/022939/06), a public company duly incorporated in the Republic;

1.1.11	“JSE Listings Requirements” means the Listings Requirements of the JSE applicable from time to time;

1.1.12	“Participant” has the meaning set out in section 1 of the Securities Services Act;

1.1.13	“Regulations” means the regulations published in terms of the Act from time to time;

1.1.14	“Republic” means the Republic of South Africa;

1.1.15	“Securities” means –

1.1.15.1	any shares, notes, bonds, debentures or other instruments, irrespective of their form or title, issued, or authorised to be issued, by the Company; or

1.1.15.2	anything falling within the meaning of “securities” as set out in section 1 of the Securities Services Act;

1.1.16	“Securities Register” means the register of issued Securities of the Company required to be established in terms of section 50(1) of the Act and referred to in clause 8;

1.1.17	“Securities Services Act” means the Securities Services Act, No 36 of 2004, including any amendment, consolidation or re-enactment thereof;

1.1.18	“SENS” means the Securities Exchange News Service established and operated by the Listings Division of the JSE;

1.1.19	“Share” means one of the units into which the proprietary interest in the Company is divided;

1.1.20	“Shareholder” means the holder of a Share issued by the Company who is entered as such in the Securities Register, subject to the provisions of section 57(1) of the Act;

1.1.21	“Solvency and Liquidity Test” has the meaning attributed thereto in section 4 of the Act;

1.1.22	“Sub-register” means the record of Uncertificated Securities administered and maintained by a Participant, which forms part of the Securities Register in terms of the Act;

1.1.23	“Uncertificated Securities” means any “uncertificated securities” defined as such in section 29 of the Securities Services Act; and

1.1.24	“Uncertificated Securities Register” means the record of uncertificated securities administered and maintained by a Participant or Central Securities Depositary, as determined in accordance with the rules of the Central Securities Depositary.

1.2	In this Memorandum of Incorporation, unless the context clearly indicates otherwise –

1.2.1	words and expressions defined in the Act and which are not defined herein shall have the meanings given to them in the Act;

1.2.2	a reference to the Act shall include reference to the Regulations;

1.2.3	a reference to a section by number refers to the corresponding section of the Act;

1.2.4	a reference to a clause by number refers to a corresponding provision of this Memorandum of Incorporation;

1.2.5	in any instance where there is a conflict between a provision (be it expressed, implied or tacit) of this Memorandum of Incorporation and –

1.2.5.1	an alterable provision of the Act, the provision of this Memorandum of Incorporation shall prevail to the extent that it alters an alterable provision of the Act; and

1.2.5.2	an unalterable provision of the Act, the unalterable provision of the Act shall prevail to the extent of the conflict unless the Memorandum of Incorporation imposes on the Company a higher standard, greater restriction, longer period of time or similarly more onerous requirement than would otherwise apply to the company in terms of an unalterable provision of the Act, in which event the relevant provision of this Memorandum of Incorporation shall prevail to the extent of the conflict;

1.2.6	clause headings are for convenience only and are not to be used in its interpretation;

1.2.7	an expression which denotes –

1.2.7.1	any gender includes the other genders;

1.2.7.2	a natural person includes a juristic person and vice versa; and

1.2.7.3	the singular includes the plural and vice versa;

1.2.8	if the due date for performance of any obligation in terms of this Memorandum of Incorporation is a day which is not a business day then (unless otherwise stipulated), the due date for performance of the relevant obligation shall be the immediately succeeding business day;

1.2.9	any words or expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout the whole of this Memorandum of Incorporation;

1.2.10	any reference to a notice shall be construed as a reference to a written notice, and shall include a notice which is transmitted electronically in a manner and form permitted in terms of the Act and/or the Regulations.

1.3	Any reference in this Memorandum of Incorporation to –

1.3.1	“days” shall be construed as calendar days unless qualified by the word “business”, in which instance a “business day” will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of the Republic from time to time;

1.3.2	“law” means any law of general application, as amended and re-enacted from time to time, and includes the common law and any statute, constitution, decree, treaty, regulation, directive, ordinance, by-law, order or any other enactment of legislative measure of government (including local and provincial government) statutory or regulatory body which has the force of law; and

1.3.3	“writing” means legible writing and in English and includes printing, typewriting, lithography or any other mechanical process, as well as any electronic communication in a manner and a form permitted in terms of the Act and/or the Regulations.

1.4	The words “include” and “including” mean “include without limitation” and “including without limitation”. The use of the words “include” and “including” followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

1.5	Unless otherwise provided, defined terms appearing in this Memorandum of Incorporation in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

1.6	Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the next succeeding business day.

1.7	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

1.8	Any reference herein to “this Memorandum of Incorporation” shall be construed as a reference to this Memorandum of Incorporation as amended from time to time.

2	JURISTIC PERSONALITY

2.1	The Company is a pre-existing company as defined in the Act and, as such, continues to exist as a public company as if it had been incorporated and registered in terms of the Act, as contemplated in item 2 of the Fifth Schedule to the Act, and this Memorandum of Incorporation replaces and supersedes the Memorandum and Articles of Association of the Company applicable immediately prior to the filing hereof.

2.2	The Company is governed by –

2.2.1	the unalterable provisions of the Act, subject only to any higher standard, greater restriction, longer period of time or similarly more onerous requirement imposed on the Company by this Memorandum of Incorporation than would otherwise have applied to the Company in terms of the unalterable provisions of the Act;

2.2.2	the alterable provisions of the Act, subject to the extent that this Memorandum of Incorporation alters the effect of such alterable provision of the Act; and

2.2.3	the other provisions of this Memorandum of Incorporation, dealing with such matters as the Act does not address.

3	LIMITATION OF LIABILITY

No person shall, solely by reason of being an incorporator, Shareholder or Director of the Company, be liable for any liabilities or obligations of the Company.

4	POWERS OF THE COMPANY

4.1	The Company has all of the legal powers and capacity contemplated in the Act, and no provision contained in this Memorandum of Incorporation should be interpreted or construed as negating, limiting, or restricting those powers in any way whatsoever.

4.2	The legal powers and capacity of the Company are not subject to any restrictions, limitations or qualifications, as contemplated in section 19(1)(b)(ii) of the Act.

5	RESTRICTIVE CONDITIONS

This Memorandum of Incorporation does not contain any restrictive conditions applicable to the Company as contemplated in section 15(2)(b) or (c) of the Act or prohibit the amendment of any particular provision hereof as contemplated in section 15(2)(c) of the Act.

6	ISSUE OF SHARES AND VARIATION OF RIGHTS

6.1	The Company is authorised to issue –

6.1.1	1,200,000,000 (one billion and two hundred million) ordinary Shares with a par value of R0.50 (fifty cents) each, of the same class, each of which ranks pari passu in respect of all rights and entitles the holder to –

6.1.1.1	vote on any matter to be decided by the Shareholders of the Company and to 1 (one) vote in respect of each ordinary share held in the case of a vote by means of a poll;

6.1.1.2	participate proportionally in any distribution made by the Company; and

6.1.1.3	receive proportionally the net assets of the Company upon its liquidation;

6.1.2	such number of each of such further classes of Shares, if any, as are set out in Schedule 1 hereto. The Shares in each such further class shall rank pari passu in respect of all rights and be subject to the preferences, rights, limitations and other terms associated with each such class set out in the applicable Schedule to this Memorandum of Incorporation.

6.2	The Board shall have all of the powers afforded to it in terms of this Memorandum of Incorporation and under and in terms of the Act, except for the power to –

6.2.1	create any class of Shares;

6.2.2	convert one class of Shares into one or more other classes; or

6.2.3	increase or decrease the number of authorised Shares of any class of the Company’s Shares; or

6.2.4	consolidate and reduce the number of the Company’s issued and authorised Shares of any class; or

6.2.5	subdivide its Shares of any class by increasing the number of its issued and authorised Shares of that class without an increase of its capital; or

6.2.6	reclassify any classified Shares that have been authorised but not issued; or

6.2.7	classify any unclassified Shares that have been authorised but not issued; or

6.2.8	determine or vary the preferences, rights, limitations or other terms of any Shares,

which powers shall only be capable of being exercised by the Shareholders by way of a special resolution of the Shareholders.

6.3	Each Share issued by the Company has associated with it an irrevocable right of the Shareholder to vote on any proposal to amend the preferences, rights, limitations and other terms associated with that Share as contemplated in clause 20.2.

6.4	In addition, and without prejudice to the provisions of clause 6.2, the name of the Company, the numbers of authorised Shares of each class, and the preferences, rights, limitations and other terms associated with each class of Shares as set out in this Memorandum of Incorporation may be changed only by an amendment of this Memorandum of Incorporation by special resolution of the Shareholders and in accordance with the JSE Listings Requirements, and such amendments shall not be implemented without a special resolution adopted by the holders of Shares of that class at a separate meeting.

6.5	No Shares may be authorised in respect of which the preferences, rights, limitations or any other terms of any class of Shares may be varied in response to any objectively ascertainable external fact or facts as provided for in sections 37(6) and 37(7) of the Act.

6.6	The Company may only issue Shares which are fully paid up and freely transferable and only within the classes and to the extent that those Shares have been authorised by or in terms of this Memorandum of Incorporation.

6.7	The Board may, subject to clause 6.11 and the further provisions of this clause 6.7, resolve to issue Shares at any time, but only within the classes and to the extent that those Shares have been authorised by or in terms of this Memorandum of Incorporation.

6.8	All issues of Shares for cash and all issues of options and convertible securities granted or issued for cash must, in addition, be in accordance with the JSE Listings Requirements.

6.9	All Securities of the Company for which a listing is sought on the JSE and all Securities of the same class as Securities of the Company which are listed on the JSE must, notwithstanding the provisions of section 40(5) of the Act, but unless otherwise required by the Act, only be issued after the Company has received the consideration approved by the Board for the issuance of such Securities.

6.10	Subject to what may be authorised by the Act, the JSE Listings Requirements and at meetings of Shareholders in accordance with clause 6.12, and subject to clause 6.11, the Board may only issue unissued ordinary shares if such ordinary shares have first been offered to existing ordinary Shareholders in proportion to their shareholding on such terms and in accordance with such procedures as the Board may determine, unless such Shares are issued for the acquisition of assets by the Company.

6.11	Notwithstanding the provisions of clauses 6.2, 6.10 and 6.12, any issue of Shares, Securities convertible into Shares, or rights exercisable for Shares in a transaction, or a series of integrated transactions shall, in accordance with the provisions of section 41(3) of the Act, require the approval of the Shareholders by special resolution if the voting power of the class of Shares that are issued or are issuable as a result of the transaction or series of integrated transactions will be equal to or exceed 30% (thirty percent) of the voting power of all the Shares of that class held by Shareholders immediately before that transaction or series of integrated transactions.

6.12	Notwithstanding the provisions of clause 6.10, the Shareholders may at a general meeting authorise the Directors to issue Shares and/or grant options to subscribe for Shares as the Directors in their discretion think fit, provided that such transaction(s) has/have been approved by the JSE and comply with the JSE Listings Requirements.

6.13	Except to the extent that any such right is specifically included as one of the rights, preferences or other terms upon which any class of Shares is issued or as may otherwise be provided in this Memorandum of Incorporation, and particularly clause 6.10 of this Memorandum of Incorporation, no Shareholder shall have any pre-emptive or other similar preferential right to be offered or to subscribe for any additional Shares issued by the Company.

7	CERTIFICATED AND UNCERTIFICATED SECURITIES

7.1	Securities of the Company are to be issued in certificated or uncertificated form, as shall be determined by the Board from time to time. Except to the extent otherwise provided in the Act, the rights and obligations of Security holders shall not be different solely on the basis of their Securities being Certificated Securities or Uncertificated Securities and each provision of this Memorandum of Incorporation applies with respect to any Uncertificated Securities in the same manner as it applies to Certificated Securities, unless otherwise stated or indicated by the context.

7.2	Any Certificated Securities may cease to be evidenced by certificates and thereafter become Uncertificated Securities.

7.3	Any Uncertificated Securities may be withdrawn from the Uncertificated Securities Register, and certificates issued evidencing those Securities at the election of the holder of those Uncertificated Securities. A holder of Uncertificated Securities who elects to withdraw all or part of the Uncertificated Securities held by it in an Uncertificated Securities Register, and obtain a certificate in respect of those withdrawn Securities, may so notify the relevant Participant or Central Securities Depository as required by the rules of the Central Securities Depository.

7.4	After receiving notice from a Participant or Central Securities Depository, as the case may be, that the holder of Uncertificated Securities wishes to withdraw all or part of the Uncertificated Securities held by it in an Uncertificated Securities Register, and obtain a certificate in respect thereof, the Company shall –

7.4.1	immediately enter the relevant Security holder’s name and details of its holding of Securities in the Securities Register and indicate on the Securities Register that the securities so withdrawn are no longer held in uncertificated form; and

7.4.2	within 10 (ten) business days (or 20 (twenty) business days in the case of a holder of Securities who is not resident within the Republic) prepare and deliver to the relevant person a certificate in respect of the Securities and notify the Central Securities Depository that the Securities are no longer held in uncertificated form.

7.5	The Company may charge a holder of its Securities a reasonable fee to cover the actual cost of issuing any certificate as contemplated in this clause.

8	SECURITIES REGISTER

8.1	The Company must establish or cause to be established a Securities Register in the form prescribed by the Act and the Regulations and maintain the Securities Register in accordance with the prescribed standards.

8.2	As soon as practicable after the issue or transfer of any Securities, as the case may be, the Company must enter or cause to be entered in the Securities Register, in respect of every class of Securities it has issued or which have been transferred –

8.2.1	the total number of Uncertificated Securities;

8.2.2	with respect to Certificated Securities –

8.2.2.1	the names and addresses of the persons to whom the Certificated Securities were issued or transferred;

8.2.2.2	the number of Certificated Securities issued or transferred to each of them;

8.2.2.3	in the case of Securities other than Shares as contemplated in section 43 of the Act, the number of those Securities issued and outstanding and the names and addresses of the registered owners of the Securities and any holders of beneficial interests therein; and

8.2.2.4	any other prescribed information.

8.3	If the Company has issued Uncertificated Securities, or has issued Securities that have ceased to be Certificated Securities as contemplated in clause 7.2, a record must be administered and maintained by a Participant or Central Securities Depository, in the prescribed form, as the Uncertificated Securities Register, which –

8.3.1	forms part of the Securities Register; and

8.3.2	must contain, with respect to all Uncertificated Securities contemplated in this clause 8, any details referred to in clause 8.2.2, read with the changes required by the context or as determined by the rules of the Central Securities Depository.

8.4	The Securities Register or Uncertificated Securities Register maintained in accordance with the Act shall be sufficient proof of the facts recorded in it, in the absence of evidence to the contrary.

8.5	Unless all the Shares rank equally for all purposes, the Shares, or each class of Shares, and any other Securities, must be distinguished by an appropriate numbering system.

8.6	A certificate evidencing any Certificated Securities of the Company –

8.6.1	must state on its face –

8.6.1.1	the name of the Company;

8.6.1.2	the name of the person to whom the Securities were issued or transferred; and

8.6.1.3	the number and class of Shares and designation of the series, if any, evidenced by that certificate;

8.6.2	must be signed by 2 (two) persons authorised by the Board, which signatures may be affixed or placed on the certificate by autographic, mechanical or electronic means; and

8.6.3	is proof that the named Security holder owns the Securities, in the absence of evidence to the contrary.

8.7	A certificate remains valid despite the subsequent departure from office of any person who signed it.

8.8	If, as contemplated in clause 8.5, all of the Shares rank equally for all purposes, and are therefore not distinguished by a numbering system –

8.8.1	each certificate issued in respect of those Shares must be distinguished by a numbering system; and

8.8.2	if the Share has been transferred, the certificate must be endorsed with a reference number or similar device that will enable each preceding holder of the Share in succession to be identified,

provided that the failure of any Share certificate to satisfy the provisions of clauses 8.6 to 8.8 is not a contravention of the Act and does not invalidate that certificate.

9	TRANSFER OF SECURITIES

9.1	The instrument of transfer of any Certificated Securities shall be signed by both the transferor and the transferee and the transferor shall be deemed to remain the holder of such Certificated Securities until the name of the transferee is entered in the Securities Register. The Directors may, however, in their discretion in such cases as they deem fit, dispense with requiring the signature of the transferee on the instrument of transfer.

9.2	Subject to such restrictions as may be applicable, (whether by virtue of the preferences, rights, limitations or other terms associated with the Securities in question), any Shareholder or holder of other Securities may transfer all or any of its Certificated Securities by instrument in writing in any usual or common form or any other form which the Directors may approve.

9.3	Every instrument of transfer shall be delivered to the principal place of business of the Company, accompanied by –

9.3.1	the certificate issued in respect of the Certificated Securities to be transferred; and/or

9.3.2	such other evidence as the Company may require to prove the title of the transferor, or his or her right to transfer the Certificated Securities.

9.4	All authorities to sign transfer deeds or other instruments of transfer granted by holders of Securities for the purpose of transferring Certificated Securities which may be lodged, produced or exhibited with or to the Company at its registered office shall, as between the Company and the grantor of such authorities, be taken and deemed to continue and remain in full force and effect, and the Company may allow the same to be acted upon until such time as express notice in writing of the revocation of the same shall have been given and lodged at such of the Company’s offices at which the authority was first lodged, produced or exhibited. Even after the giving and lodging of such notice, the Company shall be entitled to give effect to any instruments signed under the authority to sign and certified by any officer of the Company as being in order before the giving and lodging of such notice.

9.5	All instruments of transfer, when registered, shall either be retained by the Company or disposed of in such manner as the Directors shall from time to time decide. Any instrument of transfer which the Directors may decline to register shall (unless the Directors shall resolve otherwise) be returned on demand to the person who lodged it.

9.6	The transfer of Uncertificated Securities may be effected only –

9.6.1	by a Participant or Central Securities Depository;

9.6.2	on receipt of an instruction to transfer sent and properly authenticated in terms of the rules of a Central Securities Depository or an order of a Court; and

9.6.3	in accordance with section 53 of the Act and the rules of the Central Securities Depository.

9.7	Securities transfer tax and other legal costs payable in respect of any transfer of Securities pursuant to this Memorandum of Incorporation will be paid by the Company to the extent that the Company is liable therefor in law, but shall, to that extent, be recoverable from the person acquiring such Securities.

10	NO LIEN

Fully paid Securities shall not be subject to any lien in favour of the Company and shall be freely transferrable.

11	TRANSMISSION OF SECURITIES

11.1	The executor of the estate of a deceased sole holder of a Security shall be the only person recognised by the Company as having any title to such Security. In the case of a Security registered in the names of 2 (two) or more holders, the survivor or survivors, or the executor of the estate of any deceased Shareholder, as determined by the Board, shall be the only persons recognised by the Company as having any title to the Security. Any person who submits proof of his appointment as the executor, administrator, trustee, curator, or guardian in respect of the estate of a deceased Shareholder or holder of other Securities (“Security Holder”) of the Company, or of a Security Holder whose estate has been sequestrated or of a Security Holder who is otherwise under a disability or as the liquidator of any body corporate which is a Security Holder of the Company, shall be entered in the Securities Register nomine officii, and shall thereafter, for all purposes, be deemed to be a Securities Holder.

11.2

Subject to the provisions of clause 11.1, any person becoming entitled to any Security by virtue of the death of a Security Holder shall, upon producing such evidence that he has such title or rights as the Directors think sufficient, have the right either to have such Security transferred to himself or to make such other transfer of the Security as such Security Holder could have made, provided that in respect of a transfer other than to himself –

11.2.1	the Directors shall have the same right to refuse or suspend registration as they would have had in the case of a proposed transfer of such Security by such Security Holder before his death; and

11.2.2	a person becoming entitled to any Security shall not, unless and until he is himself registered as a Security Holder in respect of such Security, be entitled to exercise any voting or other right attaching to such Security or any other right relating to meetings of the Company.

12	RESTRICTIONS ON DEBT INSTRUMENTS

The granting of special privileges to holders of debt instruments, such as attending and voting at general meetings and the appointment of Directors, is prohibited.

13	CAPITALISATION SHARES

13.1	Any capitalisation issue by the Company shall be subject to the fulfillment of the requirements set out in section 47 of the Act, as contemplated in clauses 13.2 and 13.3.

13.2	The Board shall have the power, subject to approval from the JSE and compliance with the JSE Listings Requirements, to –

13.2.1	approve the issuing of any authorised Shares as capitalisation Shares; or

13.2.2	to issue Shares of one class as capitalisation Shares in respect of Shares of another class; or

13.2.3	to resolve to permit Shareholders to elect to receive a cash payment in lieu of a capitalisation Share.

13.3	The Board may not resolve to offer a cash payment in lieu of awarding a capitalisation share, as contemplated in clause 13.2.3, unless the Board –

13.3.1	has considered the Solvency and Liquidity Test as required by section 46 of the Act, on the assumption that every such Shareholder would elect to receive cash; and

13.3.2	is satisfied that the Company would satisfy the Solvency and Liquidity Test immediately upon the completion of the distribution.

14	BENEFICIAL INTERESTS IN SECURITIES

The Company’s issued Securities may be held by, and registered in the name of, one person for the beneficial interest of another person as set out in section 56(1) of the Act.

15	FINANCIAL ASSISTANCE

The Board may authorise the Company –

15.1	as contemplated in section 44 of the Act, to provide financial assistance by way of loan, guarantee, the provision of security or otherwise to any person for the purpose of, or in connection with, the subscription of any option, or any Securities, issued or to be issued by the Company or a related or inter-related company, or for the purchase of any such Securities of the Company or a related or inter-related company; and/or

15.2	as contemplated in section 45 of the Act, to provide direct or indirect financial assistance to a Director, prescribed officer of the Company or a related or inter-related company or corporation, or to a member of a related or inter-related corporation, and the authority of the Board in this regard is not limited or restricted by this Memorandum of Incorporation.

16	ACQUISITION BY THE COMPANY OF ITS OWN SHARES

Subject to the JSE Listings Requirements and the provisions of sections 46 and 48 of the Act –

16.1	the Board may determine that the Company acquire a number of its own Shares; and

16.2	the board of any subsidiary of the Company may determine that such subsidiary acquire Shares.

17	RECORD DATE FOR EXERCISE OF SHAREHOLDER RIGHTS

17.1	The record date for the purpose of determining which Shareholders are entitled to –

17.1.1	receive notice of a Shareholders’ meeting;

17.1.2	participate in and vote at a Shareholders’ meeting;

17.1.3	decide any matter by written consent or by Electronic Communication;

17.1.4	receive a distribution; or

17.1.5	be allotted or exercise other rights,

shall be determined by the Board, provided that, for as long as the JSE Listings Requirements apply to the Company and prescribe a record date, such record date shall be the record date so prescribed.

17.2	Such record date must be published to the Shareholders in a manner that satisfies the JSE Listings Requirements and any other prescribed requirements.

18	SHAREHOLDERS’ MEETINGS

18.1	The Board, or any prescribed officer of the Company authorised by the Board, is entitled to call a Shareholders’ meeting at any time.

18.2	Subject to the provisions of section 60 of the Act dealing with the passing of resolutions of Shareholders otherwise than at a meeting of Shareholders, the Company shall hold a Shareholders’ meeting –

18.2.1	at any time that the Board is required by the Act, the JSE Listings Requirements or this Memorandum of Incorporation to refer a matter to Shareholders for decision; or

18.2.2	whenever required in terms of the Act to fill a vacancy on the Board; or

18.2.3	when required in terms of clause 18.3 or by any other provision of this Memorandum of Incorporation.

18.3	The Board shall call a meeting of Shareholders if 1 (one) or more written and signed demands by Shareholders calling for such a meeting are delivered to the Company and –

18.3.1	each such demand describes the specific purpose for which the meeting is proposed; and

18.3.2	in aggregate, demands for substantially the same purpose are made and signed by the holders, as of the earliest time specified in any of those demands, of at least 10% (ten percent) of the voting rights entitled to be exercised in relation to the matter proposed to be considered at the meeting.

18.4	In addition to other meetings of the Company that may be convened from time to time, the Company shall convene an annual general meeting of its Shareholders once in each calendar year, but no more than 15 (fifteen) months after the date of the previous annual general meeting.

18.5	The Company shall deliver notices of meetings to each Shareholder entitled to vote at such meeting who has elected to receive such documents.

18.6	Subject to the provisions of the JSE Listings Requirements, any such annual general meeting –

18.6.1	shall be capable of being held by Electronic Communication in accordance with the further provisions of this Memorandum of Incorporation; and

18.6.2	shall not be capable of being held in accordance with the provisions of section 60 of the Act set out in clause 23.

18.7	Each annual general meeting of the Company contemplated in clause 18.4 shall provide for at least the following business to be transacted –

18.7.1	the presentation of the directors’ report, audited financial statements for the immediately preceding financial year of the Company and an audit committee report;

18.7.2	the election of Directors, to the extent required by the Act and by clause 24.7 of this Memorandum of Incorporation;

18.7.3	the appointment of an auditor and an audit committee for the following financial year; and

18.7.4	any matters raised by the Shareholders, with or without advance notice to the Company.

18.8	Save as otherwise provided herein, the Company is not required to hold any other Shareholders’ meetings other than those specifically required by the Act and the JSE Listings Requirements.

18.9	The Board may determine the location of any Shareholders’ meeting, and the Company may hold any such meeting in the Republic or in any foreign country, and the authority of the Board and the Company in this regard is not limited or restricted by this Memorandum of Incorporation.

18.10	All meetings (whether called for the passing of special or ordinary resolutions) shall be called on not less than 15 (fifteen) business days’ notice.

18.11	The quorum for a Shareholders’ meeting to begin or for a matter to be considered, shall be at least 3 (three) Shareholders entitled to attend and vote, present in person. In addition –

18.11.1	a Shareholders’ meeting may not begin until sufficient persons are present at the meeting to exercise, in aggregate, at least 25% (twenty five percent) of the voting rights that are entitled to be exercised in respect of at least one matter to be decided at the meeting; and

18.11.2	a matter to be decided at a Shareholders’ meeting may not begin to be considered unless sufficient persons are present at the meeting to exercise, in aggregate, at least 25% (twenty five percent) of all of the voting rights that are entitled to be exercised in respect of that matter at the time the matter is called on the agenda.

18.12	The time periods specified in sections 64(4) and (5) of the Act apply to the Company without variation and, accordingly, if within 1 (one) hour after the appointed time for a meeting to begin, the requirements of clause 18.11 –

18.12.1	for that meeting to begin have not been satisfied, the meeting shall be postponed, without any motion, vote or further notice, for 1 (one) week; and

18.12.2	for consideration of a particular matter to begin have not been satisfied –

18.12.2.1	if there is other business on the agenda of the meeting, consideration of that matter may be postponed to a later time in the meeting without any motion or vote; or

18.12.2.2	if there is no other business on the agenda of the meeting, the meeting shall be adjourned, without any motion or vote, for 1 (one) week.

18.13	Notwithstanding the provisions of clauses 18.12.1 and 18.12.2, the person intended to chair a meeting that cannot begin due to the operation of clause 18.11 may extend the 1 (one) hour limit allowed in clause 18.12 for a reasonable period on the grounds that –

18.13.1	exceptional circumstances affecting weather, transportation or Electronic Communication have generally impeded or are generally impeding the ability of Shareholders to be present at the meeting; or

18.13.2	one or more particular Shareholders, having been delayed, have communicated an intention to attend the meeting, and those Shareholders, together with others in attendance, would satisfy the requirements of clause 18.11.

18.14	The accidental omission to give notice of any meeting to any particular Shareholder or Shareholders, or an immaterial defect in the manner or form of giving notice of any such meeting, shall not invalidate any resolution passed at any such meeting.

18.15	The Company shall not be required to give further notice of a meeting that has been postponed or adjourned in terms of clause 18.12 unless the location for the meeting is different from –

18.15.1	the location of the postponed or adjourned meeting; or

18.15.2	the location announced at the time of adjournment, in the case of an adjourned meeting.

18.16	If at the time appointed in terms of clause 18.12 for a postponed meeting to begin, or for an adjourned meeting to resume, the requirements of clause 18.11 have not been satisfied, the Shareholders present in person or by proxy will be deemed to constitute a quorum.

18.17	After a quorum has been established for a meeting, or for a matter to be considered at a meeting, all the Shareholders forming part of the quorum must be present at the meeting for the matter to be considered at the meeting.

18.18	The chairman of a meeting may with the consent of a meeting at which a quorum is present (and must if the meeting resolves thus) adjourn the meeting from time to time and from place to place, but an adjourned meeting may only deal with matters which could legally be dealt with at the meeting on which the adjournment took place.

18.19	The maximum period allowable for an adjournment of a Shareholders’ meeting is as set out in section 64(12) of the Act, without variation.

18.20	The chairman or deputy chairman, if any, of the Board shall preside as chairman at every Shareholder’s meeting.

18.21	If there is no such chairman or deputy chairman, or if at any meeting the chairman and the deputy chairman are not present within 15 (fifteen) minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Directors present shall choose 1 (one) of their number to be chairman. If no Director is willing to act as chairman or if no Director is present within 30 (thirty) minutes after the time appointed for commencement of the meeting, the Shareholders present shall, by way of a poll, elect one of their number to be chairman of the meeting.

18.22	The chairman of a Shareholders’ meeting may –

18.22.1	appoint any firm or persons to act as scrutineers for the purpose of confirming any powers of attorney received and for counting the votes at the meeting;

18.22.2	act on a certificate given by any such scrutineers without requiring production at the meeting of the forms of proxy or himself counting the votes.

18.23	If any votes were counted which ought not to have been counted or if any votes were not counted which ought to have been counted, the error shall not vitiate the resolution, unless –

18.23.1	it is brought to the attention of the chairman at the meeting; and

18.23.2	in the opinion of the chairman of the meeting, it is of sufficient magnitude to vitiate the resolution.

18.24	Any objection to the admissibility of any vote (whether on a show of hands or on a poll) shall be raised –

18.24.1	at the meeting or adjourned meeting at which the vote objected to was recorded; or

18.24.2	at the meeting or adjourned meeting at which the result of the poll was announced,

and every vote not then disallowed shall be valid for all purposes. Any objection made timeously shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

18.25	Any minutes of a meeting, or a resolution, signed by the chairman of the meeting, or by the chairman of the next meeting of the Shareholders, are evidence of the proceedings of that meeting, or the adoption of that resolution, as the case may be.

18.26	Even if he is not a Shareholder –

18.26.1	any Director; or

18.26.2	the company’s attorney (or where the company’s attorneys are a firm, any partner or director thereof),

may attend and speak at any Shareholders’ meeting, but may not vote, unless he is a Shareholder or the proxy or representative of a Shareholder.

19	SHAREHOLDERS’ MEETINGS BY ELECTRONIC COMMUNICATION

Subject to the provisions of the JSE Listings Requirements, the Board may conduct a Shareholders’ meeting by Electronic Communication, as set out in section 63 of the Act, and the power of the Company to do so is not limited or restricted by this Memorandum of Incorporation.

20	VOTES OF SHAREHOLDERS

20.1	Subject to any special rights or restrictions as to voting attached to any Shares by or in accordance with this Memorandum of Incorporation, at a meeting of the Company –

20.1.1	every person present and entitled to exercise voting rights shall be entitled to 1 (one) vote on a show of hands, irrespective of the number of voting rights that person would otherwise be entitled to exercise;

20.1.2	on a poll any person who is present at the meeting, whether as a Shareholder or as proxy for a Shareholder, has the number of votes determined in accordance with the voting rights associated with the Securities held by that Shareholder; and

20.1.3	the holders of Securities other than ordinary Shares shall not be entitled to vote on any resolution at a meeting of Shareholders, except as provided in clause 20.2.

20.2	If any resolution is proposed as contemplated in clause 6.4, the holders of such Shares (“Affected Shareholders”) shall be entitled to vote at the meeting of ordinary Shareholders as contemplated in clause 20.1, provided that –

20.2.1	the votes of the Shares of that class held by the Affected Shareholders (“Affected Shares”) shall not carry any special rights or privileges and each Affected Shareholder shall be entitled to 1 (one) vote for every Affected Share held; and

20.2.2	the total voting rights of the Affected Shareholders in respect of the Affected Shares shall not be more than 24.99% (twenty four point nine nine percent) of the total votes (including the votes of the ordinary Shareholders) exercisable at that meeting (with any cumulative fraction of a vote in respect of any Affected Shares held by an Affected Shareholder rounded down to the nearest whole number).

20.3	Voting shall be conducted by means of a polled vote in respect of any matter to be voted on at a meeting of Shareholders if a demand is made for such a vote by –

20.3.1	at least 5 (five) persons having the right to vote on that matter, either as Shareholders or as proxies representing Shareholders; or

20.3.2	a Shareholder who is, or Shareholders who together are, entitled, as Shareholders or proxies representing Shareholders, to exercise at least 10% (ten percent) of the voting rights entitled to be voted on that matter; or

20.3.3	the chairman of the meeting.

20.4	At any meeting of the Company a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded in accordance with the provisions of clause 20.3, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously or by a particular majority or defeated, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

20.5	If a poll is duly demanded, it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. In computing the majority on the poll, regard shall be had to the number of votes to which each Shareholder is entitled.

20.6	In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall not be entitled to a second or casting vote.

20.7	A poll demanded on the election of a chairman (as contemplated in clause 18.21) or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs. The demand for a poll shall not prevent the continuation of a meeting for the transaction of any business other than the question upon which the poll has been demanded.

20.8	Where there are joint registered holders of any Share, any 1 (one) of such persons may exercise all of the voting rights attached to that Share at any meeting, either personally or by proxy, as if he or she were solely entitled thereto. If more than 1 (one) of such joint holders is present at any meeting, personally or by proxy, the person so present whose name stands first in the Securities Register in respect of such Share shall alone be entitled to vote in respect thereof.

20.9	The board of any company or the controlling body of any other entity or person that holds any Securities of the Company may authorise any person to act as its representative at any meeting of Shareholders of the Company, in which event the following provisions will apply –

20.9.1	the person so authorised may exercise the same powers of the authorising company, entity or person as it could have exercised if it were an individual holder of Shares; and

20.9.2	the authorising company, entity or person shall lodge a resolution of the directors of such company or controlling body of such other entity or person confirming the granting of such authority, and certified under the hand of the chairman or secretary thereof, with the Company before the commencement of any Shareholders’ meeting at which such person intends to exercise any rights of such Shareholder, unless excused from doing so by the chairman of such meeting in his sole discretion.

21	PROXIES AND REPRESENTATIVES

21.1	Any Shareholder may at any time appoint any natural person (or two or more natural persons concurrently), including a natural person who is not a Shareholder, as a proxy to –

21.1.1	participate in, and speak and vote at, a Shareholders’ meeting on behalf of that Shareholder; or

21.1.2	give or withhold written consent on behalf of that Shareholder to a decision contemplated in section 60 of the Act,

provided that a Shareholder may appoint more than 1 (one) proxy to exercise voting rights attached to different Securities held by the Shareholder.

21.2	A proxy appointment –

21.2.1	must be in writing, dated and signed by the Shareholder; and

21.2.2	remains valid for –

21.2.2.1	1 (one) year after the date on which it was signed; or

21.2.2.2	any longer or shorter period expressly set out in the appointment,

unless it is revoked in a manner contemplated in the Act or expires earlier as contemplated in the Act.

21.3	The holder of a power of attorney or other written authority from a Shareholder may, if so authorised thereby, represent such Shareholder at any meeting of the Company and such holder shall deliver the power of attorney or other written authority (if any), or a copy thereof, to the Company before such holder exercises any rights of the Shareholder at a Shareholders’ meeting. A Shareholder so represented at a meeting of the Company shall be deemed for purposes of this Memorandum of Incorporation to be a Shareholder who is present at the meeting.

21.4	All of the remaining provisions of the Act relating to the appointment and revocation of proxies and the rights of proxies generally shall apply and, in particular –

21.4.1	a Shareholder has the right to appoint 2 (two) or more persons concurrently as proxies as set out in section 58(3)(a) of the Act (“Concurrent Proxies”), provided that the instrument appointing such Concurrent Proxies clearly states the order in which the votes of the Concurrent Proxies are to take precedence in the event that both or all of the Concurrent Proxies are present, and vote, at the meeting concerned;

21.4.2	a Shareholder’s proxy may delegate the proxy’s powers to another person as set out in section 58(3)(b) of the Act;

21.4.3	a Shareholder or his proxy must deliver to the Company a copy of the instrument appointing a proxy not later than 48 (forty eight) hours before the commencement of the meeting at which the proxy intends to exercise that Shareholder’s rights, provided that the chairman of the meeting may, in his discretion, accept proxies that have been delivered after the expiry of the aforementioned period up until the time of commencement of the meeting; and

21.4.4	unless the instrument appointing a proxy provides otherwise, a Shareholder’s proxy may decide, without direction from the Shareholder, whether to exercise or abstain from exercising any voting right of the Shareholder, as set out in section 58(7) of the Act, and none of such rights or powers are limited, restricted or varied by this Memorandum of Incorporation.

21.5	Every instrument of proxy shall, as far as circumstances permit, be substantially in the following form, or in such other form as the Directors may approve from time to time –

“I/We

being a shareholder of	Limited do hereby appoint

or failing him/her

or failing him/her, the chairman of the meeting as my/our proxy to vote or abstain from voting on my/our behalf at the meeting of the Company to be held at                      on                      and at any adjournment thereof as follows: –

	In favour of	Against	Abstain

Special Resolution 1

Ordinary Resolution 1

(Indicate instruction to proxy by way of a cross in space provided above). Except as instructed above or if no instructions are inserted above, my/our proxy may vote as he/she thinks fit.

SIGNED this      day of              in the year of         .

SHAREHOLDER’S SIGNATURE

(Note – A shareholder entitled to attend, speak and vote is entitled to appoint a proxy to attend, speak and vote in his/her stead, and such proxy need not be a shareholder of the Company).”

22	SHAREHOLDERS’ RESOLUTIONS

22.1	For an ordinary resolution to be approved it must be supported by more than 50% (fifty percent) of the voting rights of Shareholders exercised on the resolution, as provided in section 65(7) of the Act. Notwithstanding anything to the contrary contained in this Memorandum of Incorporation, to the extent that the JSE Listings Requirements require a higher percentage in respect of any particular ordinary resolution, the Company shall not implement such ordinary resolution unless the Company has obtained the support of the applicable percentage prescribed in terms of the JSE Listings Requirements.

22.2	For a special resolution to be approved it must be supported by the holders of at least 75% (seventy five percent) of the voting rights exercised on the resolution, as provided in section 65(9) of the Act.

22.3	No matters, except –

22.3.1	those matters set out in section 65(11) of the Act; or

22.3.2	any other matter required by the Act to be resolved by means of a special resolution; or

22.3.3	for so long as the Company’s securities are listed on the JSE, any other matter required by the JSE Listings Requirements to be resolved by means of a special resolution,

require a special resolution adopted at a Shareholders’ meeting of the Company.

22.4	In the event that any Shareholder abstains from voting in respect of any resolution, such Shareholder will, for the purposes of determining the number of votes exercised in respect of that resolution, be deemed not to have exercised a vote in respect thereof.

23	SHAREHOLDERS ACTING OTHER THAN AT A MEETING

23.1	In accordance with the provisions of section 60 of the Act, but subject to clause 23.4, a resolution that could be voted on at a Shareholders’ meeting (other than in respect of the election of Directors) may instead be –

23.1.1	submitted by the Board for consideration to the Shareholders entitled to exercise the voting rights in relation to the resolution; and

23.1.2	voted on in writing by such Shareholders within a period of 20 (twenty) business days after the resolution was submitted to them.

23.2	A resolution contemplated in clause 23.1 –

23.2.1	will have been adopted if it is supported by persons entitled to exercise sufficient voting rights for it to have been adopted as an ordinary or special resolution, as the case may be, at a properly constituted Shareholders’ meeting; and

23.2.2	if adopted, will have the same effect as if it had been approved by voting at a meeting.

23.3	Within 10 (ten) business days after adopting a resolution in accordance with the procedures provided in this clause 23, the Company shall deliver a statement describing the results of the vote, consent process, or election to every Shareholder who was entitled to vote on or consent to the resolution.

23.4	The provisions of this clause 23 shall not apply to any Shareholder meetings that are called for in terms of the Listings Requirements or the passing of any resolution in terms of clause 24.2 or to any annual general meeting of the Company.

24	COMPOSITION OF THE BOARD OF DIRECTORS

24.1	In addition to the minimum number of Directors, if any, that the Company must have to satisfy any requirement in terms of the Act to appoint an audit committee and a social and ethics committee, the Board must comprise at least 4 (four) Directors. There shall be no restriction on the maximum number of Directors that may be appointed to the Board unless otherwise determined by the Shareholders at any time, and from time to time, by way of ordinary resolution.

24.2	Subject to the provisions of clause 25.1.1, all Directors shall be elected by an ordinary resolution of the Shareholders at a general or annual general meeting of the Company and no election of a Director in accordance with a resolution passed in terms of section 60 of the Act shall be competent. Any Shareholder will have the right to nominate Directors.

24.3	Every person holding office as a Director, prescribed officer, company secretary or auditor of the Company immediately before the effective date of the Act will, as contemplated in item 7(1) of Schedule 5 to the Act, continue to hold that office.

24.4	In any election of Directors –

24.4.1	the election is to be conducted as a series of votes, each of which is on the candidacy of a single individual to fill a single vacancy, with the series of votes continuing until all vacancies on the Board have been filled; and

24.4.2	in each vote to fill a vacancy –

24.4.2.1	each vote entitled to be exercised may be exercised once; and

24.4.2.2	the vacancy is filled only if a majority of the votes exercised support the candidate.

24.5	There shall be no ex officio Directors as contemplated in section 66(4)(a)(ii) of the Act.

24.6	Apart from satisfying the qualification and eligibility requirements set out in section 69 of the Act, and save as may otherwise be required in terms of this Memorandum of Incorporation, a person need not satisfy any eligibility requirements or qualifications to become or remain a Director or a prescribed officer of the Company.

24.7	The Directors shall rotate in accordance with the following provisions of this clause 24.7 –

24.7.1	at each annual general meeting referred to in clause 18.4, 1/3 (one third) of the non-executive Directors for the time being, or if their number is not 3 (three) or a multiple of 3 (three), the number nearest to 1/3 (one third), but not less than 1/3 (one third), shall retire from office, provided that if a Director is appointed as an executive Director or as an employee of the Company in any other capacity, he or she shall not, while he or she continues to hold that position or office, be subject to retirement by rotation and he or she shall not, in such case, be taken into account in determining the retirement of Directors by rotation;

24.7.2	the non-executive Directors to retire in every year shall be those who have been longest in office since their last election, but as between persons who were elected as Directors on the same day, those to retire shall, unless they otherwise agree among themselves, be determined by lot;

24.7.3	a retiring Director shall be eligible for re-election;

24.7.4	the Company, at the general meeting at which a Director retires in the above manner, or at any other general meeting, may fill the vacancy by electing a person to the Board, provided that the Company shall not be entitled to fill the vacancy by means of a resolution passed in accordance with clause 23; and

24.7.5	if at any meeting at which an election of Directors ought to take place the offices of the retiring Directors are not filled, unless it is expressly resolved not to fill such vacancies, the meeting shall stand adjourned and the further provisions of this Memorandum of Incorporation, including clauses 18.12 to 18.16 (inclusive) will apply mutatis mutandis to such adjournment, and if at such adjourned meeting the vacancies are not filled, the retiring Directors, or such of them as have not had their offices filled, shall be deemed to have been re-elected at such adjourned meeting.

24.8	The Board shall provide the Shareholders with a recommendation in the notice of the meeting at which the re-election of a retiring Director is proposed, as to which retiring Directors are eligible for re-election, taking into account that Director’s past performance and contribution.

24.9	If the number of Directors falls below the minimum number fixed in accordance with this Memorandum of Incorporation, the remaining Directors must as soon as possible and in any event not later than 3 (three) months from the date that the number falls below such minimum, fill the vacancy/ies in accordance with clause 25.1.1 or convene a general meeting for the purpose of filling the vacancies, and the failure by the Company to have the minimum number of Directors during the said 3 (three) month period does not limit or negate the authority of the board of Directors or invalidate anything done by the board of Directors while their number is below the minimum number fixed in accordance with this Memorandum of Incorporation.

24.10	The Directors in office may act notwithstanding any vacancy in the number of Directors on the Board, but if after the expiry of the 3 (three) month period contemplated in clause 24.9, their number remains below the minimum number fixed in accordance with this Memorandum of Incorporation, they may, for as long as their number is reduced below such minimum, act only for the purpose of filling vacancies in the number of Directors on the Board in terms of section 68(3) of the Act or of summoning general meetings of the Company, but not for any other purpose.

24.11	Life directorships and directorships for an indefinite period are not permissible.

25	POWERS OF THE BOARD OF DIRECTORS

25.1	The Board has the power to –

25.1.1	appoint Directors to fill a casual vacancy in the number of Directors on the Board on a temporary basis, as set out in section 68(3) of the Act, provided that such appointment must be confirmed by the Shareholders, in accordance with clause 24.2, at the next general meeting, as required in terms of section 70(3)(b)(i) of the Act; and

25.1.2	exercise all of the powers and perform any of the functions of the Company, as set out in section 66(1) of the Act,

and the powers of the Board in this regard are only limited and restricted as contemplated in this clause 25.

25.2	In addition to clause 25.1.1, either the chairman or the deputy chairman of the Board shall be entitled, with the written consent of the remaining Directors on the Board, to appoint any person as a Director in terms of section 66(4)(a)(i) of the Act, provided that such appointment must be ratified by the Shareholders in accordance with clause 24.2, at the next general meeting.

25.3	The Directors may at any time and from time to time by power of attorney appoint any person or persons to be the attorney or attorneys and agent(s) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors in terms of this Memorandum of Incorporation) and for such period and subject to such conditions as the Directors may from time to time think fit. Any such appointment may, if the Directors think fit, be made in favour of any company, the shareholders, directors, nominees or managers of any company or firm, or otherwise in favour of any fluctuating body of persons, whether nominated directly or indirectly by the Directors. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorneys and agents as the Directors think fit. Any such attorneys or agents as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in them.

25.4	Save as otherwise expressly provided herein, all cheques, promissory notes, bills of exchange and other negotiable or transferable instruments, and all documents to be executed by the Company, shall be signed, drawn, accepted, endorsed or executed, as the case may be, in such manner as the Directors shall from time to time determine.

25.5	All acts performed by the Directors or by a committee of Directors or by any person acting as a Director or a member of a committee shall,

notwithstanding that it shall afterwards be discovered that there was some defect in the election of the Directors or persons acting as aforesaid, or that any of them were disqualified from or had vacated office, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director or member of such committee.

25.6	A Director may hold any other office under the Company (except that of auditor) or any subsidiary of the Company in conjunction with the office of Director, for such period and on such terms as to remuneration (in addition to the remuneration to which he may be entitled as a Director) and otherwise as a disinterested quorum of the Directors may determine.

25.7	A Director may be or become a director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, provided that the appointment and remuneration in respect of such other office must be determined by a disinterested quorum of Directors.

25.8	Each Director, prescribed officer and member of any committee of the Board (whether or not such latter persons are also members of the Board) shall, subject to the exemptions contained in section 75(2) of the Act and the qualifications contained in section 75(3) of the Act, comply with all of the provisions of section 75 of the Act in the event that they (or any person who is a related person to them) has a personal financial interest in any matter to be considered by the Board.

25.9	The proposal of any resolution to Shareholders in terms of section 20(2) and section 20(6) of the Act is prohibited in the event that such a resolution would lead to the ratification of an act that is contrary to the JSE Listings Requirements, unless otherwise agreed with the JSE.

26	DIRECTORS’ MEETINGS

26.1	Save as may be provided otherwise herein, the Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit.

26.2	The Directors may elect a chairman and a deputy chairman of the Board and determine the period for which each is to hold office. The chairman, or in his absence the deputy chairman, shall preside over all meetings of Directors. If no chairman or deputy chairman is elected, or if at any meeting neither is present or willing to act as chairman thereof within 10 (ten) minutes of the time appointed for holding the meeting, the Directors present shall choose 1 (one) of their number to be chairman of such meeting.

26.3	In addition to the provisions of section 73(1) of the Act, any Director shall at any time be entitled to call a meeting of the Directors.

26.4	The Board has the power to –

26.4.1	consider any matter and/or adopt any resolution other than at a meeting contemplated in section 74 of the Act and, accordingly, any decision that could be voted on at a meeting of the Board may instead be adopted by the written consent of a majority of the Directors, given in person or by Electronic Communication, provided that each Director has received notice of the matter to be decided. Such resolution inserted in the minute book, shall be as valid and effective as if it had been passed at a meeting of Directors. Any such resolution may consist of several documents and shall be deemed to have been passed on the date on which it was signed by the last Director who signed it (unless a statement to the contrary is made in that resolution);

26.4.2	conduct a meeting entirely by Electronic Communication, or to provide for participation in a meeting by Electronic Communication, as set out in section 73(3) of the Act, provided that, as required by such section, the Electronic Communication facility employed ordinarily enables all persons participating in the meeting to communicate concurrently with each other without an intermediary and to participate reasonably effectively in the meeting;

26.4.3	determine the manner and form of providing notice of its meetings contemplated in section 73(4) of the Act, provided that –

26.4.3.1	the notice period for the convening of any meeting of the Board will be at least 7 (seven) days unless the decision of the Directors is required on an urgent basis which justifies a shorter period of notice, in which event the meeting may be called on shorter notice. The decision of the chairman of the Board, or failing the chairman for any reason, the decision of any (two) directors as to whether a matter should be decided on an urgent basis, and the period of notice to be given, shall be final and binding on the directors;

26.4.3.2	an agenda of the matters to be discussed at the meeting shall be given to each Director, together with the notice referred to in clause 26.4.3.1; and

26.4.4	proceed with a meeting despite a failure or defect in giving notice of the meeting, as provided in section 73(5) of the Act,

and the powers of the Board in respect of the above matters are not limited or restricted by this Memorandum of Incorporation.

26.5	The quorum requirement for a Directors’ meeting (including an adjourned meeting) to begin, the voting rights at such a meeting, and the requirements for approval of a resolution at such a meeting are as set out in section 73(5) of the Act, subject only to clause 26.5.5, and accordingly –

26.5.1	if all of the Directors of the Company –

26.5.1.1	acknowledge actual receipt of the notice convening a meeting; or

26.5.1.2	are present at a meeting; or

26.5.1.3	waive notice of a meeting,

the meeting may proceed even if the Company failed to give the required notice of that meeting or there was a defect in the giving of the notice;

26.5.2	a majority of the Directors must be present at a meeting before a vote may be called at any meeting of the Directors;

26.5.3	each Director has 1 (one) vote on a matter before the Board;

26.5.4	a majority of the votes cast in favour of a resolution is sufficient to approve that resolution;

26.5.5	in the case of a tied vote the chairman may cast a deciding vote in addition to any deliberative vote, provided that should the quorum be 2 (two) and should only 2 (two) Directors be present at the meeting, the chairman shall not have a casting vote.

26.6	Resolutions adopted by the Board –

26.6.1	must be dated and sequentially numbered; and

26.6.2	are effective as of the date of the resolution, unless any resolution states otherwise.

26.7	Any minutes of a meeting, or a resolution, signed by the chairman of the meeting, or by the chairman of the next meeting of the Board, are evidence of the proceedings of that meeting, or the adoption of that resolution, as the case may be.

27	DIRECTORS’ COMPENSATION AND FINANCIAL ASSISTANCE

27.1	The Company may pay remuneration to the Directors for their services as Directors in accordance with a special resolution approved by the Shareholders within the previous 2 (two) years, as set out in section 66(8) and (9) of the Act, and the power of the Company in this regard is not limited or restricted by this Memorandum of Incorporation.

27.2	Any Director who –

27.2.1	serves on any executive or other committee; or

27.2.2	devotes special attention to the business of the Company; or

27.2.3	goes or resides outside the Republic for the purpose of the Company; or

27.2.4	otherwise performs or binds himself to perform services which, in the opinion of the Directors, are outside the scope of the ordinary duties of a Director,

may be paid such extra remuneration or allowances in addition to or in substitution of the remuneration to which he may be entitled as a Director, as a disinterested quorum of the Directors may from time to time determine.

27.3	The Directors may also be paid all their travelling and other expenses properly and necessarily incurred by them in connection with –

27.3.1	the business of the Company; and

27.3.2	attending meetings of the Directors or of committees of the Directors of the Company.

28	EXECUTIVE DIRECTORS

28.1	The Directors may from time to time appoint 1 (one) or more Director/s to the office of executive Director for such term and at such remuneration as they may think fit (subject only to the requirements of section 66(8) and (9) of the Act, and may revoke such appointment subject to the terms of any agreement entered into in any particular case, provided that the period of office of an executive Director appointed in terms of an agreement shall not exceed the term of his employment with the Company.

28.2	Should an executive Director’s employment with the Company be suspended for any reason whatsoever, such executive Director shall, for so long as his employment is suspended, ipso facto be suspended from holding office as a Director.

28.3	An executive Director shall ipso facto cease to hold office as a Director should such executive Director cease to be employed by the Company for any reason whatsoever.

28.4	Subject to the provisions of any contract between himself and the Company, and the provisions of clause 28.3, an executive Director shall be subject to the same provisions as to disqualification and removal as the other Directors of the Company.

28.5	The Directors may from time to time entrust to and confer upon an executive Director for the time being such of the powers exercisable in terms of this Memorandum of Incorporation by the Directors as they may think fit, and may confer such powers for such time and to be exercised for such objects and purposes, and upon such terms and conditions, and with such restrictions, as they think expedient; and they may confer such powers either collaterally with or to the exclusion of and in substitution for all or any of the powers of the Directors in that behalf, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

29	INDEMNIFICATION OF DIRECTORS

29.1	The Company may –

29.1.1	advance expenses to a Director or directly or indirectly indemnify a Director in respect of the defence of legal proceedings, as set out in section 78(4) of the Act;

29.1.2	indemnify a Director in respect of liability as set out in section 78(5) of the Act; and/or

29.1.3	purchase insurance to protect the Company or a Director as set out in section 78(7) of the Act,

and the power of the Company in this regard is not limited, restricted or extended by this Memorandum of Incorporation.

29.2	The provisions of clause 29.1 shall apply mutatis mutandis in respect of any former Director, prescribed officer or member of any committee of the Board, including the audit committee.

30	BORROWING POWERS

30.1	Subject to the provisions of clause 30.2 the other provisions of this Memorandum of Incorporation, the Directors may from time to time –

30.1.1	borrow for the purposes of the Company such sums as they think fit; and

30.1.2	secure the payment or repayment of any such sums, or any other sum, as they think fit, whether by the creation and issue of Securities, mortgage or charge upon all or any of the property or assets of the Company.

30.2	The Directors shall procure (but as regards subsidiaries of the Company only insofar as by the exercise of voting and other rights or powers of control exercisable by the Company they can so procure) that the aggregate principal amount at any one time outstanding in respect of moneys so borrowed or raised by –

30.2.1	the Company; and

30.2.2	all the subsidiaries for the time being of the Company (excluding moneys borrowed or raised by any of such companies from any other of such companies but including the principal amount secured by any outstanding guarantees or suretyships given by the Company or any of its subsidiaries for the time being for the indebtedness of any other company or companies whatsoever and not already included in the aggregate amount of the moneys so borrowed or raised), shall not exceed the aggregate amount at that time authorised to be borrowed or secured by the Company or the subsidiaries for the time being of the Company (as the case may be).

31	COMMITTEES OF THE BOARD

31.1	The Board may –

31.1.1	appoint committees of Directors and delegate to any such committee any of the authority of the Board as contemplated in section 72(1) of the Act; and

31.1.2	only include in any such committee persons who are Directors,

and the power of the Board in this regard is limited by this Memorandum of Incorporation.

31.2	The authority of a committee appointed by the Board as contemplated in section 72(2)(b) and (c) of the Act is not limited or restricted by this Memorandum of Incorporation.

31.3	If and for as long as it is required to do so in terms of the Act or the Regulations and unless the Company is exempted from doing so by the Tribunal in terms of section 72(5) of the Act, the Board must appoint a social and ethics committee having the powers and functions prescribed in terms of section 72 of the Act and the Regulations.

31.4	If and for as long as any of the Company’s Securities are listed on the JSE, the Board shall appoint such Board committees as are required by the JSE Listings Requirements, having such functions and powers as are prescribed by or in terms of the JSE Listings Requirements.

31.5	The Company must further appoint an audit committee in the manner and for the purposes set out in Part D of Chapter 3 of the Act.

32	ANNUAL FINANCIAL STATEMENTS

32.1	The Company shall keep all such accurate and complete accounting records, in English, as are necessary to enable the Company to satisfy its obligations in terms of –

32.1.1	the Act;

32.1.2	any other law with respect to the preparation of financial statements to which the Company may be subject; and

32.1.3	this Memorandum of Incorporation.

32.2	The Company shall each year prepare annual financial statements within 6 (six) months after the end of its financial year, or such shorter period as may be appropriate to provide the required notice of an annual general meeting in terms of section 61(7) of the Act.

32.3	The Company shall appoint an auditor each year at its annual general meeting. If the Company appoints a firm as its auditor, any change in the composition of the members of that firm shall not by itself create a vacancy in the office of auditor.

32.4	The annual financial statements of the Company must be prepared and audited in accordance with the provisions of section 30 of the Act.

32.5	In accordance with section 62(3)(d) of the Act, a summary of the annual financial statements must be sent to Shareholders at least 15 (fifteen) business days before the date of the annual general meeting of the Company at which such annual financial statements will be considered.

32.6	The annual financial statements shall be prepared on a basis that is not inconsistent with any unalterable provision of the Act and shall –

32.6.1	satisfy, as to form and content, the financial reporting standards of IFRS; and

32.6.2	subject to and in accordance with IFRS –

32.6.2.1	present fairly the state of affairs and business of the Company and explain the transactions and financial position of the business of the Company;

32.6.2.2	show the Company’s assets, liabilities and equity, as well as its income and expenses;

32.6.2.3	set out the date on which the statements were produced and the accounting period to which they apply; and

32.6.2.4	bear on the first page thereof a prominent notice indicating that the annual financial statements have been audited and the name and professional designation of the person who prepared them.

33	COMPANY SECRETARY

33.1	The Company must appoint a company secretary.

33.2	The company secretary must have the requisite knowledge of, or experience with, relevant laws and be a permanent resident of the Republic.

33.3	The Board must fill any vacancy in the office of company secretary within 60 (sixty) business days after such vacancy arises by a person whom the Directors consider to have the requisite knowledge and experience.

34	DISTRIBUTIONS

34.1	Subject to the provisions of the Act (and particularly section 46 of the Act), and the JSE Listings Requirements, the Company may make distributions, provided that distributions may not provide that capital shall be repaid upon the basis that it may be called up again.

34.2	No distribution shall bear interest against the Company, except as otherwise provided under the conditions of issue of the Shares in respect of which such distribution is payable.

34.3	Distributions may be declared either free of or subject to the deduction of income tax and any other tax or duty in respect of which the Company may be chargeable.

34.4	Dividends are declared by the directors in accordance with the Act.

34.5	The Directors may from time to time declare and pay to the Shareholders such interim distributions as the Directors consider to be appropriate.

34.6	All unclaimed monies that are due to any Shareholder/s shall be held by the Company in trust for an indefinite period until lawfully claimed by such Shareholder/s, subject to the laws of prescription.

34.7	Any distribution, interest or other sum payable in cash to the holder of a Share may be paid in any way determined by the directors, including by way of cash, electronic funds transfer or by cheque or warrant sent by post and addressed to –

34.7.1	the holder at his registered address; or

34.7.2	in the case of joint holders, the holder whose name appears first in the Securities Register in respect of the share, at his registered address; or

34.7.3	such person and at such address as the holder or joint holders may in writing direct.

34.8	In the event of any distribution, interest or other sum being paid by cheque or warrant in accordance with clause 34.7, every such cheque or warrant shall –

34.8.1	be made payable to the order of the person to whom it is addressed; and

34.8.2	be sent at the risk of the holder or joint holders.

34.9	The Company shall not be responsible for the loss in transmission of any cheque or warrant or of any document (whether similar to a cheque or warrant or not) sent by post as aforesaid.

34.10	A holder or any one of two or more joint holders, or his or their agent duly appointed in writing, may give valid receipts for any distributions or other moneys paid in respect of a Share held by such holder or joint holders.

34.11	In the event of any distribution, interest or other sum being paid by cheque or warrant in accordance with clause 34.7, when such cheque or warrant is paid, it shall discharge the Company of any further liability in respect of the amount concerned.

34.12	Any distribution paid in a manner determined by the Directors, and if the directives of the Directors in that regard are complied with, the Company shall not be liable for any loss or damage which a Shareholder may suffer as a result thereof.

34.13	Without detracting from the ability of the Company to issue capitalisation Shares, any distribution may be paid wholly or in part –

34.13.1	by the distribution of specific assets; or

34.13.2	by the issue of Shares, debentures or securities of the Company or of any other company; or

34.13.3	in cash; or

34.13.4	in any other way which the Directors or the Company in general meeting may at the time of declaring the distribution determine.

34.14	Where any difficulty arises in regard to such distribution, the Directors may settle that difficulty as they think expedient, and in particular may fix the value which shall be placed on such specific assets on distribution.

34.15	The Directors may –

34.15.1	determine that cash payments shall be made to any Shareholder on the basis of the value so fixed in order to secure equality of distribution; and

34.15.2	vest any such assets in trustees upon such trusts for the benefit of the persons entitled to the distribution as the Directors deem expedient.

34.16	Any distribution must be made payable to Shareholders registered as at a date subsequent to the date of declaration thereof or the date of confirmation thereof, whichever is the later date.

35	ACCESS TO COMPANY RECORDS

35.1	Each person who holds or has a beneficial interest in any Securities issued by the Company is entitled to inspect and copy, without any charge for any such inspection or upon payment of no more than the prescribed maximum charge for any such copy, the information contained in the records of the Company referred to in section 26(1) of the Act, being –

35.1.1	this Memorandum of Incorporation, and any amendments or alterations thereof;

35.1.2	a record of the Directors, including the details of any person who has served as a Director, for a period of 7 (seven) years after that person has ceased to serve as a Director, and any information relating to such persons referred to in section 24(5) of the Act;

35.1.3	all –

35.1.3.1	reports presented at an annual general meeting of the Company for a period of 7 (seven) years after the date of any such meeting; and

35.1.3.2	annual financial statements required by the Act for a period of 7 (seven) years after the date on which each such particular statements were issued;

35.1.4	notice and minutes of all Shareholders’ meetings, including –

35.1.4.1	all resolutions adopted by them, for 7 (seven) years after the date each such resolution was adopted; and

35.1.4.2	any document that was made available by the Company to the holders of Securities in relation to each such resolution;

35.1.5	any written communications sent generally by the Company to all holders of any class of the Company’s Securities, for a period of 7 (seven) years after the date on which each of such communications was issued; and

35.1.6	the Securities Register.

35.2	A person not contemplated in clause 35.1 has a right to inspect the Securities Register and the register of Directors of the Company upon payment of an amount not exceeding the prescribed maximum fee for any such inspection.

35.3	A person who wishes to inspect the Uncertificated Securities Register may do so only through the Company in terms of section 26 of the Act, and in accordance with the rules of the Central Securities Depository. Within 5 (five) business days after the date of a request for inspection, the Company must produce a record of the Uncertificated Securities Register, which record must reflect at least the details referred to in section 50(3)(b) of the Act at the close of business on the day on which the request for inspection was made.

36	PAYMENT OF COMMISSION

36.1	The Company may pay a commission at a rate not exceeding 10% (ten percent) of the issue price of a Share to any person in consideration of his subscribing or agreeing to subscribe, whether absolutely or conditionally, for any Shares or for procuring or agreeing to procure, whether absolutely or conditionally, subscriptions for any Shares.

36.2	Commission may be paid out of capital or profits, whether current or accumulated, or partly out of the one and partly out of the other.

36.3	Such commission may be paid in cash or, if authorised by the Company in general meeting, by the allotment of fully or partly paid-up Shares, or partly in one way and partly in the other.

36.4	The Company may, on any issue of Shares, pay such brokerage as may be lawful.

37	NOTICES

37.1	All notices shall be given by the Company to each Shareholder and simultaneously to the Issuer Regulation Division of the JSE, and shall be given in writing in any manner authorised by the JSE Listings Requirements and the Regulations, and particularly Table CR 3 annexed to the Regulations. All notices shall, in addition to the above, be released through SENS provided that, in the event that the Shares or other Securities of the Company are not listed on the JSE, all the provisions of this Memorandum of Incorporation relating to the publication of notices via SENS shall no longer apply and such notices shall thereafter only be published in accordance with the provisions of the Act.

37.2	Each Shareholder –

37.2.1	shall notify in writing to the Company an address, which address shall be his registered address for the purposes of receiving written notices from the Company by post; and

37.2.2	may notify in writing to the Company an email address and/or facsimile number, which address shall be his address for the purposes of receiving notices by way of Electronic Communication.

37.3	Any Shareholder whose address in the Securities Register is an address not within the Republic, shall be entitled to have notices served upon him at such address.

37.4	In the case of joint holders of a Share, all notices shall, unless such holders otherwise in writing request and the Directors agree, be given to that Shareholder whose name appears first in the Securities Register and a notice so given shall be deemed sufficient notice to all the joint holders.

37.5	Any notice sent by any means permitted in Table CR 3 annexed to the Regulations shall be deemed to have been delivered as provided for that method of delivery in such Table.

37.6	Every person who by operation of law, transfer or other means whatsoever becomes entitled to any Share, shall be bound by every notice in respect of that Share which, previously to his name and address being entered in the Securities Register, was given to the person from whom he derives his title to such Share.

37.7	Any notice or document delivered or sent by electronic mail, by post or delivered to the registered address of any Shareholder in pursuance of this Memorandum of Incorporation shall, notwithstanding that such Shareholder was then deceased, and whether or not the Company has notice of his death, be deemed to have been duly served in respect of any Shares, whether held solely or jointly with other persons by such Shareholder, until some other person be registered in his stead as the sole or joint holder thereof, and such service shall for all purposes of this Memorandum of Incorporation be deemed a sufficient service of such notice or document on his heirs, executors or administrators, and all persons (if any) jointly interested with him in any such Shares.

38	AMENDMENT OF MEMORANDUM OF INCORPORATION

38.1	Subject to the provisions of clause 6.4 and section 17 of the Act, this Memorandum of Incorporation may only be altered or amended by way of a special resolution of the ordinary Shareholders in accordance with section 16(1)(c) of the Act, except if such amendment is in compliance with a Court order as contemplated in section 16(1)(a) of the Act.

38.2	An amendment of this Memorandum of Incorporation will take effect from the later of –

38.2.1	the date on, and time at, which the Commission accepts the filing of the notice of amendment contemplated in section 16(7) of the Act; and

38.2.2	the date, if any, set out in the said notice of amendment,

save in the case of an amendment that changes the name of the Company, which will take effect from the date set out in the amended registration certificate issued by the Commission.

39	COMPANY RULES

The Board is prohibited from making, amending or appealing any rules as contemplated in section 15(3) of the Act and the Board’s capacity to make such rules is hereby excluded.

ADOPTION

This Memorandum of Incorporation was adopted by special resolution of the Shareholders on 28 November 2012.

SCHEDULE “1”

ADDITIONAL CLASSES OF SHARES

The Company is not authorised to issue any further Shares in addition to the Shares contemplated in clause 6.1.1 of the Memorandum of Incorporation to which this schedule is Schedule 1.